Exhibit 99.1

NASDAQ
The Nasdaq Stock Market
8600 Blackwell Road
Rockville, MD 20850

By Electronic Delivery to: dave@socketcom.com

December 26, 2006

Mr. David W. Dunlap
Chief Financial Officer
Socket Communications, Inc.
37400 Central Court
Newark, CA 94560

Re: Socket Communications, Inc. (the "Company")
      Nasdaq Symbol: SCKT

Dear Mr. Dunlap:

On December 11, 2006, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive days as required by the Marketplace Rules of The Nasdaq Stock Market (the "Rule"). Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company regained compliance with Marketplace Rule 4450(a)(5) and this matter is now closed.

If you have any questions, please contact Tom Choe, Senior Analyst, at (301) 978-8027.

Sincerely,

/s/ Randy Genau
Randy Genau
Associate Director
Nasdaq Listing Qualifications